AMENDMENT
                                      TO
               FARNELL ELECTRONIC SERVICES 401(k) SAVINGS PLAN

          WHEREAS, following the acquisition by the Arrow Electronics, Inc. (the "Company") of all the issued and outstanding shares of common stock of Farnell Holding, Inc. ("Farnell"), the Company succeeded Farnell as the plan sponsor of the Farnell Electronic Services 401(K) Savings Plan
(the "Plan"); and

          WHEREAS, the Company deems advisable to adopt a formal amendment to the Plan document that sets forth actions previously taken with respect to the Plan in connection with such acquisition, and bring the Plan into compliance with subsequent changes in law;

          NOW, THEREFORE, the Plan is amended in the following respects:

               1. The Plan is hereby amended to conform to the manner in which it has operated so as to comply with the Uniformed Services Employment and Reemployment Act of 1994, the Uruguay Round Agreements Act (also referred to as GATT), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 since the respective dates on which these laws became effective. Without limiting the generality of the foregoing:

                  (a) Effective as of February 1, 1997, any references to the family aggregation rules are deleted from the Plan.

                  (b) Effective February 1, 1999, the term "eligible rollover distribution" does not include hardship distributions
(described in Section 14.11).

                  (c) Effective February 1, 1997, the term "Highly Compensated Employee" means an employee who is a 5% owner (as defined in section 416(i) of the Code) in the current or the prior Plan Year, and any employee whose Compensation for the prior Plan Year exceeded $80,000 (as adjusted pursuant to section 414(q) of the Code).

                  (d) Effective February 1, 1997, Section 1.31
(defining "leased employee") is amended by substituting "performed under primary direction or control by the Employer" for "historically performed by employees in the Employer's business field."

                  (e) Effective as of December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                  (f) Effective February 1, 1995, Section 3.19(g) (defining "Maximum Permissible Amount") is amended by substituting "(i) $30,000 (as adjusted under Code Section 415(d)" for "(i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code
Section 415(b)(1)(A))".

                  (g) Effective February 1, 1997, the amount of contributions that may be made by or for Highly Compensated Employees shall be limited by reference to the amount of such contributions by non-Highly Compensated Employees for the current Plan Year. Any corrective distribution of excess contributions required by these limitations shall, after the total amount of required distributions is determined, be made on the basis of the amount of excess contributions made by or on behalf of each Highly Compensated Employee, starting with the Highly Compensated Employees with the greatest dollar amount of excess contributions.

                  (h) Effective February 1, 1998, the Compensation taken into account in applying the limitations of section 415 of the Code shall no longer be reduced by contributions or other reductions described in section 401(k), 132(f)(4) or 125 of the Code.

                  (i) Effective February 1, 2000, Section 3.18 (relating to Participants who at any time were covered by a defined benefit maintained by an Employer) shall no longer limit the benefits of any Participant.

                  (j) Effective February 1, 1997, the definition of
"Key Employee" in Section 1.33 (dealing with "determinations of top-heavy status") is amended to replace reference to "Code Section 414(q)(8)" with "Code Section 414(q)(5)".

Any model amendment adopted by the plan sponsor for the purpose of complying with recent changes in law pursuant to its authority to adopt amendments to this Plan shall be treated as adopted hereby as part of the amendments made by this paragraph 2.

               2. All Plan accounts are fully vested effective January 31, 1997.

               3. There are no contributions for any payroll period after the period ending May 23, 1997.

               4. The Plan is terminated effective March 24, 2000.

               5. The account of each Participant who has an undistributed balance in his or her account as of March 24, 2000 (consisting of 401(k) accounts that were not currently distributable under section 401(k)(2)(B) and all other accounts with respect to which Participants were entitled but failed to elect distribution at the time of the Plan's termination), shall be transferred to the Arrow Electronics Savings Plan in accordance with the terms thereof.

               5. The provisions of this Amendment shall apply notwithstanding any provision of this Plan to the contrary.

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this instrument of amendment.

                                          FOR:  ARROW ELECTRONICS, INC.


                                          By:
                                              -----------------------------
                                              Robert E. Klatell